ALLIANCE MUNICIPAL INCOME FUND II

                     CERTIFICATE OF AMENDMENT


            The undersigned, being the Assistant Secretary of Alliance Municipal Income Fund II (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated April 2, 1993 (hereinafter referred to as the "Declaration"), and by the affirmative vote of a Majority of the Trustees duly cast at a meeting duly called and held on January 24, 2003, the Declaration is hereby amended as follows:

      I. Section 1.1 of the Declaration is hereby amended to read as follows:

            "Section 1.1.  Name.  The name of the Trust shall be
                  `AllianceBernstein Municipal Income Fund II'"

      II. Capitalized terms used herein without definition are used with the same meanings as those assigned to such terms in the Declaration.
            IN WITNESS WHEREOF, the undersigned has set his hand as of the date set forth below.


Dated:  March 19, 2003.



                                    By: /s/ Domenick Pugliese
                                        -------------------------------
                                        Name:  Domenick Pugliese
                                        Title: Assistant Secretary





                          ACKNOWLEDGMENT

STATE OF NEW YORK )
                      : ss.
COUNTY OF NEW YORK)                             March 19, 2003

            Then personally appeared the above named Domenick
Pugliese, and acknowledged the foregoing instrument to be his free act and deed.

            Before me,


                                    /s/ Marie Vogel
                                    ---------------------------
                                    Notary Public

                                    My Commission Expires
                                    January 31, 2006








00250.0151 #387400